                                                                    Exhibit 24.1




                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that Frank V. Sica, Director of Outboard Marine Corporation, a Delaware corporation, hereby constitutes Andrew P. Hines and Leslie M. Savickas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to the registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 (Registration No. 333-57949), and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, the foregoing Power of Attorney has been signed by the undersigned in the capacity and on the date indicated.



Date: September 2, 1998



                                                       /s/ Frank V. Sica
                                                       ----------------------
                                                       By: Frank V. Sica
                                                       Title: Director